Exhibit 10.3

AMENDED AND RESTATED SUBTENANT GUARANTY AGREEMENT

(LEASE NO. 1)

THIS AMENDED AND RESTATED SUBTENANT GUARANTY AGREEMENT (this “Agreement”) is made and given as of June 30, 2008, by each of the parties listed on the signature page hereof as a Subtenant Guarantor (each a “Subtenant Guarantor” and collectively, the “Subtenant Guarantors”), for the benefit of ELLICOTT CITY LAND I LLC, a Delaware limited liability company, ELLICOTT CITY LAND II LLC, a Delaware limited liability company, SNH CHS PROPERTIES TRUST, a Maryland real estate investment trust, SPTIHS PROPERTIES TRUST, a Maryland real estate investment trust, SPTMNR PROPERTIES TRUST, a Maryland real estate investment trust, SNH/LTA PROPERTIES TRUST, a Maryland real estate investment trust, SNH/LTA PROPERTIES GA LLC, a Maryland limited liability company, and SAVANNAH SQUARE, INC., a Georgia corporation (together with their successors and assigns, collectively, the “Landlord”).

W I T N E S S E T H :

WHEREAS, the Landlord and Five Star Quality Care Trust, a Maryland business trust (“Tenant”), are parties to that certain Second Amended and Restated Lease Agreement, dated as of November 19, 2004, as the same has been amended to date (as so amended, the “Original Lease”); and

WHERAS, pursuant to various Sublease Agreements, dated as of various dates, Tenant has subleased certain portions of the premises demised under the Original Lease to the Subtenant Guarantors; and

WHEREAS, in connection with the Original Lease, the Subtenant Guarantors guarantee all of the payment and performance obligations of Tenant with respect to the Original Lease, pursuant to that certain Guaranty Agreement dated as of October 25, 2002, as confirmed from time to time (as so confirmed, the “Original Guaranty”); and

WHEREAS, as of the date hereof the Landlord and Tenant are amending, restating and bifurcating the Original Lease into two separate leases, one of which shall be named the Amended and Restated Master Lease Agreement (Lease No. 1), (the “Amended Lease No.1”); and

WHEREAS, Subtenant Guarantors and the Landlord now wish to amend, restate and bifurcate the Original Guaranty into two separate guarantees, one of which shall provide for the Subtenant Guarantors to guaranty the obligations of Tenant under the Amended Lease No. 1; and

WHEREAS, the transactions contemplated by the Amended Lease No. 1 are of direct material benefit to the Subtenant Guarantors;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Original Guaranty is amended and restated to read as follows:

1.             Certain Terms.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Amended Lease No. 1.  The Amended Lease No. 1 and the Incidental Documents are herein collectively referred to as the “Transaction Documents.”

2.             Guaranteed Obligations.  For purposes of this Agreement the term “Guaranteed Obligations” shall mean the payment and performance of each and every obligation of Tenant to the Landlord under the Amended Lease No. 1 and the Transaction Documents or relating thereto, whether now existing or hereafter arising, and including, without limitation, the payment of the full amount of the Rent payable under the Amended Lease No. 1.

3.             Representations and Covenants.  Each Subtenant Guarantor jointly and severally represents, warrants, covenants, and agrees that:

3.1     Incorporation of Representations and Warranties.  The representations and warranties of Tenant and its Affiliated Persons set forth in the Transaction Documents are true and correct on and as of the date hereof in all material respects.

3.2     Performance of Covenants and Agreements.  Each Subtenant Guarantor hereby agrees to take all lawful action in its power to cause Tenant duly and punctually to perform all of the covenants and agreements set forth in the Transaction Documents.

3.3     Validity of Agreement.  Each Subtenant Guarantor has duly and validly executed and delivered this Agreement; this Agreement constitutes the legal, valid and binding obligation of such Subtenant Guarantor, enforceable against such Subtenant

Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and subject to general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity; and the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of such Subtenant Guarantor and such execution, delivery and performance by such Subtenant Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of such Subtenant Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which it may be a party or by which it or any of its property or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court or any order or other public regulation of any governmental commission, bureau or administrative agency.

3.4     Payment of Expenses.  Each Subtenant Guarantor agrees, as principal obligor and not as guarantor only, to pay to the Landlord forthwith, upon demand, in immediately available federal funds, all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred or expended by the Landlord in connection with the enforcement of this Agreement, together with interest on amounts recoverable under this Agreement from the time such amounts become due until payment at the Overdue Rate.  The Subtenant Guarantors’ covenants and agreements set forth in this Section 3.4 shall survive the termination of this Agreement.

3.5     Notices.  Each Subtenant Guarantor shall promptly give notice to the Landlord of any event known to it which might reasonably result in a material adverse change in its financial condition.

3.6     Reports.  Each Subtenant Guarantor shall promptly provide to the Landlord each of the financial reports, certificates and other documents required of it under the Transaction Documents.

3.7     Books and Records.  Each Subtenant Guarantor shall at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles and shall set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, as shall be required in accordance with generally accepted accounting principles, consistently applied, in connection with its business.  Each Subtenant Guarantor shall permit access by the Landlord and their agents to the books and records maintained by such Subtenant Guarantor during normal business hours and upon reasonable notice.  Any proprietary information obtained by the Landlord with respect to such Subtenant Guarantor pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to any court order or in any litigation between the parties and except further that the Landlord may disclose such information to its prospective lenders, provided that the Landlord shall direct such lenders to maintain such information as confidential.

3.8     Taxes, Etc.  Each Subtenant Guarantor shall pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon such Subtenant Guarantor or the income of such Subtenant Guarantor or upon any of the property, real, personal or mixed, of such Subtenant Guarantor, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon any property and result in a material adverse change in the financial condition of such Subtenant Guarantor; provided, however, that such Subtenant Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if such Subtenant Guarantor shall have set aside on its books such reserves of such Subtenant Guarantor, if any, with respect thereto as are required by generally accepted accounting principles.

3.9     Legal Existence of Subtenant Guarantors. Each Subtenant Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

3.10   Compliance.  Each Subtenant Guarantor shall use reasonable business efforts to comply in all material respects with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls).

3.11   Insurance.  Each Subtenant Guarantor shall maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by owners of established reputation engaged in the same or similar businesses and similarly situated, in such amounts and by such methods as shall be customary for such owners and deemed adequate by such Subtenant Guarantor.

3.12   Financial Statements, Etc.  The financial statements previously delivered to the Landlord by each Subtenant Guarantor, if any, fairly present the financial condition of such Subtenant Guarantor in accordance with generally accepted accounting principles consistently applied and there has been no material adverse change from the date thereof through the date hereof.

3.13   No Change in Control.  No Subtenant Guarantor shall permit the occurrence of any direct or indirect Change in Control of Tenant or of such Subtenant Guarantor.

4.             Guarantee.  Each Subtenant Guarantor hereby unconditionally guarantees that the Guaranteed Obligations which are monetary obligations shall be paid in full when due and payable, whether upon demand, at the stated or accelerated maturity thereof pursuant to any Transaction Document, or otherwise, and that the Guaranteed Obligations which are performance obligations shall be fully performed at the times and in the manner such performance is required by the Transaction Documents.  With respect to the Guaranteed Obligations which are monetary obligations, this guarantee is a guarantee of payment and not of collectibility and is absolute and in no way conditional or contingent.  In case any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, the Subtenant Guarantors shall, in the case of monetary obligations, within five (5) Business Days after receipt of notice from the Landlord, pay or cause to be paid to the Landlord the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Transaction Documents) or, in the case of non-monetary obligations, perform or cause to be performed such obligations in accordance with the Transaction Documents.

5.             Set-Off.  Each Subtenant Guarantor hereby authorizes the Landlord, at any time and without notice to set off the whole or any portion or portions of any or all sums credited by or due from the Landlord to it against amounts payable under this Agreement.  The Landlord shall promptly notify such Subtenant Guarantor of any such set-off made by the Landlord and the application made by the Landlord of the proceeds thereof.

6.             Unenforceability of Guaranteed Obligations, Etc.  If Tenant is for any reason under no legal obligation to discharge any of the Guaranteed Obligations (other than because the same have been previously discharged in accordance with the terms of the Transaction Documents), or if any other moneys included in the Guaranteed Obligations have become unrecoverable from Tenant by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of any Transaction Document or any limitation on the liability of Tenant thereunder not contemplated by the Transaction Documents or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Agreement shall nevertheless remain in full force and effect and shall be binding upon each Subtenant Guarantor to the same extent as if such Subtenant Guarantor at all times had been the principal debtor on all such Guaranteed Obligations.

7.             Additional Guarantees.  This Agreement shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guarantee or security or by any waiver, amendment, release or modification thereof.

8.             Consents and Waivers, Etc.  Each Subtenant Guarantor hereby acknowledges receipt of correct and complete copies of each of the Transaction Documents, and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance with the terms and conditions thereof, and, except as otherwise provided herein, to the maximum extent permitted by applicable law, waives (a) presentment, demand for payment, and protest of nonpayment, of any principal of or interest on any of the Guaranteed Obligations, (b) notice of acceptance of this Agreement and of diligence, presentment, demand and protest, (c) notice of any default hereunder and any default, breach or nonperformance or Event of Default under any of the Guaranteed Obligations or the Transaction Documents, (d) notice of the terms, time and place of any private or public sale of any collateral held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against Tenant or any other guarantor of the Guaranteed Obligations, under or pursuant to the Transaction Documents, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) to the extent such Subtenant Guarantor lawfully may do so, any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to this Agreement, or any of the Transaction Documents or the Guaranteed Obligations (other than that the same have been discharged in accordance with the Transaction Documents).

9.             No Impairment, Etc.  The obligations, covenants, agreements and duties of each of the Subtenant Guarantors under this Agreement shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to each such Subtenant Guarantor, or any waiver by the Landlord or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by Tenant or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Transaction Documents or any indulgence in or the extension of the time for payment by Tenant or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Transaction Documents or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by Tenant or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof (except that with respect to any extension of time for payment or performance of any of the Guaranteed Obligations granted by the Landlord or any other holder of such Guaranteed Obligations to Tenant, such Subtenant Guarantor’s obligations to pay or perform such Guaranteed Obligation shall be subject to the same extension of time for performance), or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of Tenant or any other guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of Tenant or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting Tenant or any other guarantor or any assets of Tenant or any such other guarantor, or the release or discharge of

Tenant or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law, or any other cause, whether similar or dissimilar to the foregoing.

10.           Reimbursement, Subrogation, Etc.  Each Subtenant Guarantor hereby covenants and agrees that it will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against Tenant (or any other person against whom the Landlord may proceed) with respect to the Guaranteed Obligations prior to the payment in full of all amounts owing with respect to the Amended Lease No. 1, and until all indebtedness of Tenant to the Landlord shall have been paid in full, no Subtenant Guarantor shall have any right of subrogation, and each Subtenant Guarantor waives any defense it may have based upon any election of remedies by the Landlord which destroys its subrogation rights or its rights to proceed against Tenant for reimbursement, including, without limitation, any loss of rights such Subtenant Guarantor may suffer by reason of any rights, powers or remedies of Tenant in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to the Landlord.  Until all obligations of Tenant pursuant to the Transaction Documents shall have been paid and satisfied in full, each Subtenant Guarantor further waives any right to enforce any remedy which the Landlord now has or may in the future have against Tenant, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by the Landlord.

11.           Defeasance.  This Agreement shall terminate at such time as the Guaranteed Obligations have been paid and performed in full and all other obligations of the Subtenant Guarantors to the Landlord under this Agreement have been satisfied in full; provided, however, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Tenant), this Agreement, to the extent such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination.

12.           Notices.  (a)  Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)  All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)  All such notices shall be addressed,

if to the Landlord to:

c/o Senior Housing Properties Trust

400 Centre Street

Newton, Massachusetts  02458

Attn:  Mr. David J. Hegarty

[Telecopier No. (617) 796-8349]

if to any Subtenant Guarantor to:

c/o Five Star Quality Care, Inc.

400 Centre Street

Newton, Massachusetts  02458

Attn:  Mr. Bruce J. Mackey Jr.

[Telecopier No. (617) 796-8385]

(d)           By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

13.           Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of the Subtenant Guarantors which are contained in this Agreement shall inure to the benefit of the Landlord’s successors and assigns, including without limitation said holders, whether so expressed or not.

14.           Applicable Law.  Except as to matters regarding the internal affairs of the Landlord and issues of or limitations on any personal liability of the shareholders and trustees of the Landlord for obligations of the Landlord, as to which the laws of the State of Maryland shall govern, this Agreement, the Transaction Documents and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby and thereby shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (a) where any such instrument is executed or delivered; or (b) where any payment or other performance required by any such instrument is made or required to be made; or (c) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (g) any combination of the foregoing.

15.           Arbitration.  The Landlord or the Subtenant Guarantors may elect to submit to arbitration any dispute hereunder that has an amount in controversy in excess of $250,000.  Any such arbitration submitted shall be conducted in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining and the decision of the arbitrators with respect to such dispute shall be binding, final and conclusive on the parties.

In the event that any such dispute is submitted to arbitration hereunder, the Landlord and the Subtenant Guarantors shall each appoint and pay all fees of a fit and impartial person as arbitrator with at least ten (10) years’ recent professional experience in the general subject matter of the dispute.  Notice of such appointment shall be sent in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty (30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator.  If either the Landlord or the Subtenant Guarantors shall fail to appoint an arbitrator as aforesaid for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator and the two (2) so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator.  If such arbitrators fail to agree upon a third arbitrator within forty five (45) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years’ recent professional experience as to the subject matter in question.  The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between the Landlord and the Subtenant Guarantors, unless the arbitrators decide otherwise.  The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator.  Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to the Landlord and one to the Subtenant Guarantors.  A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

16.           Modification of Agreement.  No modification or waiver of any provision of this Agreement, nor any consent to any departure by any of the Subtenant Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Landlord, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given.  No notice to or demand on any Subtenant Guarantor in any case shall entitle such Subtenant Guarantor to any other or further notice or demand in the same, similar or other circumstances.  This Agreement may not be amended except by an instrument in writing executed by or on behalf of the party against whom enforcement of such amendment is sought.

17.           Waiver of Rights by the Landlord.  Neither any failure nor any delay on the Landlord’s part in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

18.           Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

19.           Entire Contract.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

20.           Headings; Counterparts.  Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

21.           Remedies Cumulative.  No remedy herein conferred upon the Landlord is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

22.           NONLIABILITY OF TRUSTEES.  THE DECLARATIONS OF TRUST ESTABLISHING CERTAIN ENTITIES COMPRISING THE LANDLORD, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (COLLECTIVELY, THE “DECLARATIONS”), ARE DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDE THAT THE NAMES OF SUCH ENTITIES REFER TO THE TRUSTEES UNDER SUCH DECLARATIONS COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITIES SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITIES.  ALL PERSONS DEALING WITH SUCH ENTITIES, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITIES FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

23.           Original Guaranty.  The Subtenant Guarantors and the Landlord acknowledge and agree that this Agreement amends and restates the Original Guaranty in its entirety with respect to the Guaranteed Obligations and that this Agreement shall govern the rights and obligations of the Subtenant Guarantors with respect to the Guaranteed Obligations from and after the date of this Agreement.  Notwithstanding the foregoing, the Original Guaranty shall continue to govern the rights and obligations of the Subtenant Guarantors with respect to the Guaranteed Obligations (as defined in the Original Guaranty) prior to the date of this Agreement and nothing contained in this Agreement shall operate to release the Subtenant Guarantors from any such rights or obligations.

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WITNESS the execution hereof under seal as of the date above first written.

SUBTENANT GUARANTORS:

FIVE STAR QUALITY CARE-AZ, LLC,
FIVE STAR QUALITY CARE-CA, LLC,
FIVE STAR QUALITY CARE-COLORADO, LLC,
FIVE STAR QUALITY CARE-FL, LLC,
FIVE STAR QUALITY CARE-GA, LLC,
FIVE STAR QUALITY CARE-GHV, LLC,
FIVE STAR QUALITY CARE-IA, LLC,
FIVE STAR QUALITY CARE-IL, LLC,
FIVE STAR QUALITY CARE-KS, LLC,
FIVE STAR QUALITY CARE-MD, LLC,
FIVE STAR QUALITY CARE-MN, LLC,
FIVE STAR QUALITY CARE-MO, LLC,
FIVE STAR QUALITY CARE-MS, LLC,
FIVE STAR QUALITY CARE-NE, LLC,
FIVE STAR QUALITY CARE-NC, LLC,
FIVE STAR QUALITY CARE-SAVANNAH LLC,
FIVE STAR QUALITY CARE-TX, LLC,
FIVE STAR QUALITY CARE-WI, LLC,
FIVE STAR QUALITY CARE-WY, LLC,
FIVE STAR QUALITY CARE-VA, LLC,
MORNINGSIDE OF GALLATIN, LLC,
MORNINGSIDE OF BELMONT, LLC
FIVE STAR QUALITY CARE-IA, INC.,
FIVE STAR QUALITY CARE-NE, INC.,
THE HEARTLANDS RETIREMENT COMMUNITY –
ELLICOTT CITY I, INC.

By:	/s/ Travis K. Smith
Travis K. Smith
Vice President of each of the
foregoing entities

MORNINGSIDE OF ANDERSON, L.P.,
MORNINGSIDE OF ATHENS, LIMITED
PARTNERSHIP, MORNINGSIDE OF COLUMBUS,
L.P., MORNINGSIDE OF DALTON, LIMITED
PARTNERSHIP, MORNINGSIDE OF EVANS,
LIMITED PARTNERSHIP, MORNINGSIDE OF
GREENWOOD, L.P. and MORNINGSIDE OF
KENTUCKY, LIMITED PARTNERSHIP

By:	LifeTrust America, Inc.,
General Partner of each of
the foregoing entities

	By:	/s/ Travis K. Smith
Travis K. Smith
Vice President

MORNINGSIDE OF BELLGRADE, RICHMOND, LLC, MORNINGSIDE OF CHARLOTTESVILLE, LLC, MORNINGSIDE OF NEWPORT NEWS, LLC and MORNINGSIDE OF SKIPWITH – RICHMOND, LLC

By:	LifeTrust America, Inc.,
Member of each of the
foregoing entities

	By:	/s/ Travis K. Smith
Travis K. Smith
Vice President

THE LANDLORD HEREBY CONSENTS TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE GUARANTOR AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS OF SECTION 23 OF THIS AGREEMENT.

ELLICOTT CITY LAND I LLC,

ELLICOTT CITY LAND II LLC,

SNH CHS PROPERTIES TRUST,

SPTIHS PROPERTIES TRUST,

SPTMNR PROPERTIES TRUST,

SNH/LTA PROPERTIES TRUST,

SNH/LTA PROPERTIES GA LLC,

and SAVANNAH SQUARE, INC.

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief
Financial Officer of
each of the foregoing
entities